UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2008

PMC-Sierra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-19084	94-2925073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3975 Freedom Circle

Santa Clara, CA 95054

(Address of principal executive offices, including zip code)

(408) 239-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 5.02 below is incorporated herein by reference in its entirety.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c) and (d)

On April 2, 2008, PMC-Sierra, Inc. (the “Company”) announced the appointment of Gregory Lang as its president and chief executive officer, effective immediately upon the resignation of Mr. Robert Bailey as president and chief executive officer following the filing of the Company’s first quarter financials on Form 10-Q for fiscal 2008, which will be on or before May 9, 2008. On March 31, 2008, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board to eight directors and appointed Mr. Lang to the Board, both effective as of the first Board meeting after the commencement of Mr. Lang’s employment with the Company, which Board meeting is currently scheduled for May 1, 2008. Prior to his appointment, Mr. Lang, 44, was president, chief executive officer and a director of Integrated Device Technology Inc. (“IDT”). Mr. Lang joined IDT as its president in October 2001 and became chief executive officer in January 2003. IDT announced Mr. Lang’s resignation as president, chief executive officer and a director on October 24, 2007, which resignation was effective on March 31, 2008. From September 1996 to October 2001, Mr. Lang was vice president and general manager, Platform Networking Group at Intel Corporation (“Intel”). Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is a member of the board of directors of Intersil Corporation, an analog semiconductor company.

As previously announced, concurrent with Mr. Lang’s appointment, Robert L. Bailey will retire as president and chief executive officer and will continue to serve on the Board as its Chairman.

The press release issued by the Company announcing Mr. Lang’s appointment is furnished herewith and attached hereto as Exhibit 99.1.

Executive Employment Agreement

On April 1, 2008, the Company entered into an Executive Employment Agreement with Mr. Lang (the “Agreement”) setting forth the terms of his employment. Pursuant to the terms of the Agreement, Mr. Lang will begin his employment with the Company on April 28, 2008 (the “Start Date”) and will receive an annual base salary of $630,000, which amount will be reviewed annually and adjusted as may be determined by the Board upon recommendation of the Compensation Committee of the Board. Mr. Lang will be eligible to participate in the Company’s Short Term Incentive Program (“STIP”) at a target award level of $600,000, based upon the Company’s achievement of certain performance objectives.

Further, pursuant to the Agreement, the Board has recommended that Mr. Lang be granted an option to purchase 1,600,000 shares of the Company’s common stock at a price per share equal to 100% of the fair market value of the common stock on the option grant date. This option will have a 10-year term and vest over a 4-year period with 25% of the total number of shares vesting upon completion of Mr. Lang’s first year of employment, and the remaining shares vesting in monthly increments over the 36-month period thereafter. The Board will also recommend that Mr. Lang be granted 200,000 restricted stock units. The restricted stock units will vest over a 4-year period with 50% vesting 24 months after the grant date and an additional 25% vesting each 12-month period thereafter. These equity awards will be granted in accordance with the Company’s standard practices on pre-selected dates after his Start Date.

The Company will reimburse Mr. Lang for expenses up to $300,000 incurred in connection with Mr. Lang’s relocation to the greater San Francisco Bay Area.

If the Company terminates Mr. Lang’s employment without Cause (as defined in the Agreement), or Mr. Lang terminates his employment by reason of a Constructive Termination (as defined in the Agreement) not associated with a Change in Control (as defined in the Agreement), subject to certain conditions, Mr. Lang will receive a cash payment equal to the aggregate of (a) one year of Mr. Lang’s then current base salary and (b) the amount of bonuses received by Mr. Lang under STIP for the last STIP periods totaling 12 months preceding his termination date. The Company will continue to provide health care coverage for Mr. Lang and his eligible dependents for up to 12 months, if Mr. Lang elects to receive such benefits. Further, Mr. Lang will receive accelerated vesting by 18 months of outstanding equity awards (options and restricted stock units) held on the date of Separation from Service (as defined in the Agreement) and have 12 months from his Separation from Service to exercise all options that are vested as of the Separation from Service, or the remaining term of the option, whichever is shorter.

If in connection with a Change in Control, the Company terminates Mr. Lang’s employment without Cause or Mr. Lang terminates his employment by reason of a Constructive Termination, Mr. Lang will receive a cash payment equal to 2 times his then-current base salary, a cash payment equal to the total of bonuses received by Mr. Lang for last STIP periods totaling 12 months preceding his termination date, accelerated vesting of all equity awards that are unvested as of the Separation from Service, and 12 months from Mr. Lang’s Separation from Service to exercise all vested options or the remaining term of the option, whichever is shorter. If Mr. Lang is employed by the Company on the first anniversary of a Change in Control, then he will receive the benefits detailed in this paragraph as if he had been terminated without Cause on the first anniversary of the Change in Control whether or not his employment continues after that date. After this payment is made, the Company will have fully satisfied its obligation to pay Mr. Lang severance benefits, regardless of any subsequent termination or Constructive Termination related to a Change in Control or otherwise.

The Company has also entered into indemnification and confidentiality agreements which are exhibits to the Agreement.

The foregoing summary of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement by and between PMC-Sierra, Inc. and Gregory Lang, effective as of April 1, 2008

99.1	Press Release issued by PMC-Sierra, Inc. on April 2, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PMC-Sierra, Inc.

By:	/s/ Michael W. Zellner
Michael W. Zellner Vice President Chief Financial Officer

Date: April 2, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement by and between PMC-Sierra, Inc. and Gregory Lang, effective as of April 1, 2008

99.1	Press Release issued by PMC-Sierra, Inc. on April 2, 2008

5